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                                                                   EXHIBIT 10.52



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                 EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                 DALEEN TECHNOLOGIES, INC. AND ITS SUBSIDIARIES

                                       AND

                               SILICON VALLEY BANK

                                FEBRUARY 24, 2004


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         THIS EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT (this "Agreement"
or this "Exim Agreement") dated February __, 2004, among SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and DALEEN TECHNOLOGIES, INC. whose address is 902 Clint Moore Road, Suite 230, Boca Raton, Florida 33487 (the "Company") and each of the Subsidiaries who now or hereafter are parties to this Exim Agreement (individually and collectively "Borrower") provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1.       ACCOUNTING AND OTHER TERMS


         Accounting terms not defined in this Exim Agreement will be construed following GAAP calculations and determinations must be made following GAAP. The term "financial statements" includes, to the extent prepared, the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation" in this or any Loan Document. This Exim Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.

2.       LOAN AND TERMS OF PAYMENT

2.1      ADVANCES.

         Borrower will pay Bank the unpaid principal amount of all Advances and interest on the unpaid principal amount of the Advances.

2.1.1    ADVANCES.

         (a) Bank will make Advances not exceeding the Exim Committed Line. Borrower may request Advances in any month up to the Maximum Amount Available to be Advanced in such month, provided that at no time the outstanding amount of Advances exceeds the Exim Committed Line. In the event that the Maximum Amount Available to be advanced in any month is not advanced pursuant to this Agreement, the portion which is not advanced will not be available to be advanced in any subsequent month. Subject to the limitations set forth in this Agreement, amounts borrowed under this Section may not be reborrowed during the term of this Exim Agreement.

         (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Eastern time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as EXHIBIT B (the "Payment/Advance Form"). Bank will credit Advances to Borrower's deposit account. Bank may make Credit Extensions under this Exim Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Credit Extensions are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss suffered by Bank from that reliance.

         (c) The Exim Committed Line terminates on the Exim Maturity Date, when all Advances and other amounts due under this Exim Agreement are immediately payable.

2.2      OVERADVANCES.

         If Borrower's Obligations under Section 2.1.1 exceed the lesser of either (i) the Exim Committed Line or (ii) the Maximum Amount Available to be Advanced, Borrower must immediately pay Bank the excess.


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2.3      INTEREST RATE, PAYMENTS.

         (a) Interest Rate. Advances accrue interest on the outstanding principal balance at a per annum rate equal to the greater of (i) six percent (6.0%) per annum or (ii) two (2.%) percentage points above the Prime Rate. After an Event of Default, Obligations accrue interest at five percent (5.0%) above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

         (b) Payments. Interest due on the Exim Committed Line is payable on the fifteen (15th) day of each month. Bank may debit any of Borrower's deposit accounts, including, the Collateral Account and Account Number 3300291045 for principal and interest payments when due or any amounts Borrower owes Bank. Bank will notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

2.4      COLLECTIONS FROM ETB CONTRACT.

         (a) Borrower shall cause all proceeds and payments arising from the ETB Contract to be wired into an account maintained at Bank (the "Collateral Account") per the following wire instructions:

                PAY TO:  FC-SILICON VALLEY BANK
                         3003 TASMAN DRIVE
                         SANTA CLARA, CA 95054, USA
                         ROUTING & TRANSIT #: 121140399
                         SWIFT CODE:  SVBKUS6S
                         FOR CREDIT OF:  DALEEN TECHNOLOGIES, INC.
                         FINAL CREDIT ACCOUNT #: 3300408851
                         BY ORDER OF: Empresa de Telecommunicaciones de Bogata


         (b) All proceeds and payments arising from the ETB Contract and received in the Collateral Account, will be applied by Bank, to the Obligations, prior to the occurrence of an Event of Default to the unpaid principal balance.

         (c) In the event that any proceeds or payments arising from the ETB Contract are received by Borrower they shall be immediately delivered, by Borrower to Bank in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations in such order as Bank shall determine. If no Default or Event of Default has occurred and is continuing and amounts received into the Collateral Account exceed the Obligations, Borrower may request, and Bank will transfer such excess amounts into Borrower's operating account at Bank.

2.5      JOINT LIABILITY.

         Each Person included in the term "Borrower" hereby covenants and agrees with Bank as follows:

         (a) The Obligations include all present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of any one or more of the Borrowers.

         (b) Reference in this Agreement and the other Loan Documents to the "Borrower" or otherwise with respect to any one or more of the Persons now or hereafter included in the definition of "Borrower" shall mean each and every


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such Person and any one or more of such Persons, jointly and severally, unless the context requires otherwise.

         (c) Each Person included in the term "Borrower" in the discretion of its respective management is to agree among themselves as to the allocation of the benefits of the Exim Committed Line, provided, however, that each such Person be deemed to have represented and warranted to Bank at the time of allocation that each benefit and use of proceeds is permitted under this Agreement.

         (d) For administrative convenience, each Person included in the term "Borrower" hereby irrevocably appoints the Company as each Borrower's attorney-in-fact, with power of substitution (with the prior written consent of Bank in the exercise of its sole and absolute discretion), in the name of the Company or in the name of any Borrower or otherwise to take any and all actions with respect to this Agreement, the other Loan Documents, the Obligations and/or the Collateral (including, without limitation, the proceeds thereof) as the Company may so elect from time to time, including, without limitation, actions to (i) request advances under the Exim Committed Line, and direct Bank to disburse or credit the proceeds of any Advance directly to an account of the Company, any one or more of such Persons or otherwise, which direction shall evidence the making of such Advance and shall constitute the acknowledgment by each such Person of the receipt of the proceeds of such Advance, (ii) enter into, execute, deliver, amend, modify, restate, substitute, extend and/or renew this Agreement, any other Loan Documents, security agreements, mortgages, deposit account agreements, instruments, certificates, waivers, letter of credit applications, releases, documents and agreements from time to time, and (iii) endorse any check or other item of payment in the name of such Person or in the name of the Company. The foregoing appointment is coupled with an interest, cannot be revoked without the prior written consent of Bank, and may be exercised from time to time through the Company's responsible Officer, or other Person or Persons designated by the Company to act from time to time on behalf of the Company.

         (e) Each Person included in the term "Borrower" hereby irrevocably authorizes Bank to make Advance to any one or more all of such Person, pursuant to the provisions of this Agreement upon the written, oral or telephone request any one or more of the Persons who is from time to time a Responsible Officer of the Company under the provisions of the most recent certificate of corporate resolutions and/or incumbency of the Person included in the term "Borrower" on file with Bank and also upon the written, oral or telephone request of any one of the Persons who is from time to time a Responsible Officer of the Company under the provisions of the most recent certificate of corporate resolutions and/or incumbency for the Company on file with Bank.

         (f) Bank assumes no responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between Bank and any one or more of the Persons included in the term "Borrower" or Bank in connection with any Credit Extension or any other transaction in connection with the provisions of this Agreement.

2.6      INTER-COMPANY DEBT, CONTRIBUTION.

          Without implying any limitation on the joint and several nature of the Obligations, Bank agrees that, notwithstanding any other provision of this Agreement, the Persons included in the term "Borrower" may create reasonable inter-company indebtedness between or among the Persons included in the term "Borrower" with respect to the allocation of the benefits and proceeds of the Credit Extensions under this Agreement. The Persons included in the term "Borrower" agree among themselves, and Bank consents to that agreement, that each such Person shall have rights of contribution from all of the such Persons to the extent such Person incurs Obligations in excess of the proceeds of the


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Advances received by, or allocated to purposes for the direct benefit of, such
Person. All such indebtedness and rights shall be, and are hereby agreed by the Persons included in the term "Borrower" to be, subordinate in priority and payment to the indefeasible repayment in full in cash of the Obligations, and, unless Bank agrees in writing otherwise, shall not be exercised or repaid in whole or in part until all of the Obligations have been indefeasibly paid in full in cash. Each Person included in the term "Borrower" agrees that all of such inter-company indebtedness and rights of contribution are part of the Collateral and secure the Obligations. Each Person included in the term "Borrower" hereby waives all rights of counter claim, recoupment and offset between or among themselves arising on account of that indebtedness and otherwise. No Person included in the term "Borrower" shall evidence the inter-company indebtedness or rights of contribution by note or other instrument, and shall not secure such indebtedness or rights of contribution with any Lien or security.

2.7      BORROWERS ARE INTEGRATED GROUP.

          Each Person included in the term "Borrower" hereby represents and warrants to Bank that each of them will derive benefits, directly and indirectly, from each Letter of Credit and from each Credit Extension, both in their separate capacity and as a member of the integrated group to which each such Person belongs and because the successful operation of the integrated group is dependent upon the continued successful performance of the functions of the integrated group as a whole, because (i) the terms of the Credit Extension provided under this Agreement are more favorable than would otherwise would be obtainable by such Persons individually, and (ii) the additional administrative and other costs and reduced flexibility associated with individual loan arrangements which would otherwise be required if obtainable would substantially reduce the value to such Persons of the Credit Extension.

2.8      PRIMARY OBLIGATIONS.

         The obligations and liabilities of each Person included in the term "Borrower", as guarantor under this Section 2.8 shall be primary, direct and immediate, shall not be subject to any counterclaim, recoupment, set off, reduction or defense based upon any claim that such Person may have against any one or more of the other Persons included in the term "Borrower", Bank and/or any other guarantor and shall not be conditional or contingent upon pursuit or enforcement by Bank of any remedies it may have against Persons included in the term "Borrower" with respect to this Agreement, or any of the other Loan Documents, whether pursuant to the terms thereof or by operation of law. Without limiting the generality of the foregoing, Bank shall not be required to make any demand upon any of the Persons included in the term "Borrower", or to sell the Collateral or otherwise pursue, enforce or exhaust its or their remedies against the Persons included in the term "Borrower" or the Collateral either before, concurrently with or after pursuing or enforcing its rights and remedies hereunder. Any one or more successive or concurrent actions or proceedings may be brought against each Person included in the term "Borrower" under this
Section 2.8, either in the same action, if any, brought against any one or more of the Persons included in the term "Borrower" or in separate actions or proceedings, as often as Bank may deem expedient or advisable. Without limiting the foregoing, it is specifically understood that any modification, limitation or discharge of any of the liabilities or obligations of any one or more of the Persons included in the term "Borrower", any other guarantor or any obligor under any of the Loan Documents, arising out of, or by virtue of, any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law initiated by or against any one or more of the Persons included in the term "Borrower", in their respective capacities as borrowers and guarantors under this Section 2.8, or under any of the Loan Documents shall not modify, limit, lessen, reduce, impair, discharge, or otherwise affect the liability of each Borrower under this Section 2.8 in any manner whatsoever, and this Section 2.8 shall remain and continue in full force and effect. It is the intent and purpose of this Section 2.8 that each Person included in the term "Borrower" shall and does hereby waive all rights and benefits which might accrue to any other guarantor by reason of any such proceeding, and the Persons included in the term "Borrower" agree that they shall be liable for the full amount of the obligations and liabilities under


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this Section 2.8 regardless of, and irrespective to, any modification, limitation or discharge of the liability of any one or more of the Persons included in the term "Borrower", any other guarantor or any obligor under any of the Loan Documents, that may result from any such proceedings.

2.9      FEES.

         Borrower will pay:

         (a) Facility Fee. A fully earned, non-refundable Facility Fee of $37,500, $15,000 of which has been paid to Bank, $15,000 of which is due on the Closing Date, and the balance of which ($7,500) is due on the first anniversary date of the Closing Date; and

         (b) Bank Expenses. All Bank Expenses incurred through and after the date of this Exim Agreement, (including reasonable attorneys' fees and expenses) payable when due.

         (c) Exim Fee. A facility fee equal to $100 will be due on the Closing Date.

         (d) Exim Bank Expenses. On the Closing Date, Exim Bank Expenses incurred through the date hereof.

2.10     USE OF PROCEEDS.


         Borrower will use the proceeds of the Advances only for the purposes specified in the Borrower Agreement. Borrower will not use the proceeds of the Advances for any purpose prohibited by the Borrower Agreement.

3.       CONDITIONS OF LOANS

3.1      CONDITIONS PRECEDENT TO INITIAL ADVANCE.


         Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive, in form and substance satisfactory to Bank, the following:

         (a) this Agreement;

         (b) the Revolving Note;

         (c) an Export-Import Bank Borrower Agreement;

         (d) an Export-Import Bank Guarantee;

         (e) an Intellectual Property Security Agreement in form and substance satisfactory to Bank;

         (f) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

         (g) financing statements (Forms UCC-1);

         (h) insurance certificate;

         (i) payment of the fees and Bank Expenses then due specified in Section
2.4 hereof;

         (j) Certificate of Foreign Qualification (if applicable); and


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         (k) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

3.2      CONDITIONS PRECEDENT TO ALL ADVANCES.


         Bank's obligations to make each Advance, including the initial Advance, is subject to the following:

         (a) timely receipt of an Availability Certificate (as hereinafter defined) relating to the request;

         (b) receipt of a Payment/Advance Form;

         (c) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Advance and no Event of Default may have occurred and be continuing, or result from the Advance. Each Advance is Borrower's representation and warranty on that date that the representations and warranties of Section 5 remain true; and

         (d) the Exim Guarantee will be in full force and effect.

4.       CREATION OF SECURITY INTEREST

4.1      GRANT OF SECURITY INTEREST.

         Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Any security interest will be a first priority security interest in the Collateral. After an Event of Default, Bank may place a "hold" on any deposit account pledged as Collateral.

5.       REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants as follows:

5.1      DUE ORGANIZATION AND AUTHORIZATION.

         Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified. The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could cause a Material Adverse Change.

5.2      COLLATERAL.

         Borrower has good title to the Collateral, free of Liens. The ETB Contract is a bona fide, existing obligation of ETB, and the service or property which are being invoiced has been performed or delivered to ETB or its agent for immediate shipment to and unconditional acceptance of the service or property invoiced to ETB. Borrower has no notice of any actual or imminent Insolvency Proceeding of ETB.



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5.3      LITIGATION.

         Except as shown in the Schedule, there are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary in which an adverse decision could cause a Material Adverse Change.

5.4      NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS.

         All consolidated financial statements for Borrower delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5      SOLVENCY.

         The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Exim Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6      REGULATORY COMPLIANCE.

         Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations G, T and U of the Federal Reserve Board of Governors) . Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all taxes. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

5.7      SUBSIDIARIES.

         Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8      ETB CONTRACT.

         The ETB Contract is in full force and effect and Borrower has no knowledge of any actual or threatened default under the ETB Contract. Borrower has full right and title to the ETB Contract and it is not subject to any other Liens. The ETB Contract requires that all payments under the ETB Contract be made by wire transfer. Pursuant to the requirements of this Agreement, Borrower shall at all times cause all payments under the ETB Contract to be wired directly into the Collateral Account.

5.9      FULL DISCLOSURE.

         No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of


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a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

6.       AFFIRMATIVE COVENANTS

         Borrower will do all of the following:

6.1      GOVERNMENT COMPLIANCE.

         Borrower will maintain its and all Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change.

6.2      FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

         (a) Borrower will deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, a schedule of deferred revenue, all in a form and certified by a Responsible Officer acceptable to Bank; (ii) as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an opinion which is unqualified or otherwise consented to by Bank on the financial statements from an independent certified public accounting firm acceptable to Bank; (iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; (iv) any material changes with respect to the ETB Contract, including any notices received in connection therewith; (v) budgets, sales projections, operating plans for each fiscal year, in draft form prior to fiscal year end and approved by Borrower's Board of Directors not later than sixty (60) days after the end of each fiscal year; and (vi) other financial information Bank requests.

         (b) Within thirty (30) days after the last day of each month, Borrower will deliver to Bank an Availability Certificate signed by a Responsible Officer in the form of EXHIBIT C (an "Availability Certificate"), with aged listings of accounts receivable and accounts payable.

         (c) Within thirty (30) days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of EXHIBIT D.

         (d) Within thirty (30) days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements an update on the ETB Contract, which shall include, without limitation, project status, implementation schedule evidence of shipment and deliverables, cash receipts, planned invoice dates and such other information as Bank may request from time to time, all certified by a Responsible Officer

         (e) Allow Bank to audit Borrower's Collateral at Borrower's expense, which expense will be $750 per day per auditor, plus out of pocket expenses. Such audits will be conducted no more often than every three (3) months unless an Event of Default has occurred and is continuing.



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6.3      INVENTORY; RETURNS.

         Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at execution of this Exim Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than $50,000.

6.4      TAXES.

         Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5      INSURANCE.

         Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank requests. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver a certificate of insurance and evidence of all premium payments. Proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations. Bank acknowledges that insurance currently in effect is acceptable based on current conditions.

6.6      BORROWER AGREEMENT.

         Borrower will comply with all terms of the Borrower Agreement. If any provision of the Borrower Agreement conflicts with any provision contained in this Exim Agreement, the more strict provision, with respect to the Borrower, will control.

6.7      FINANCIAL COVENANTS.

         Borrower will maintain as of the last day of each month (unless otherwise stated below):

         (a) TANGIBLE NET WORTH. A Tangible Net Worth of at least $4,000,000.

         (b) MINIMUM CASH RECEIPTS UNDER THE ETB CONTRACT. The Company shall have received not less than the following amounts on a cumulative basis under the ETB Contract:

             MINIMUM CUMULATIVE CASH RECEIPTS:           MONTH ENDING:

             $396,500                                    February 29, 2004;
             $641,500                                    March 31, 2004;
             $663,500                                    May 31, 2004;
             $1,738,500                                  June 30, 2004;
             $1,916,500                                  August 31, 2004;
             $2,442,500                                  September 30, 2004;
             $2,455,500                                  October 31, 2004;
             $3,145,500                                  November 30, 2004;
             $3,545,500                                  December 31, 2004;
             $4,961,500                                  January 31, 2005;
             $5,231,500                                  February 28, 2005; and
             $5,843,500                                  April 30, 2005.



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6.8      PRIMARY ACCOUNTS.

         Borrower will maintain its primary depository and operating accounts with Bank, including not less than ninety percent (90%) of Borrower's total cash and investments.

6.9      ETB CONTRACT.

         Borrower will perform all of its obligations under the ETB Contract on a timely basis and immediately notify Bank of any material occurrences under the ETB Contract.

6.10     REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS.

         Borrower will register with the United States Patent and Trademark Office or the United States Copyright Office its Intellectual Property and additional Intellectual Property rights developed or acquired including revisions or additions with any product before the sale or licensing of the product to any third party, unless Borrower determines in its reasonable business judgment not to register its Intellectual Property.

         Borrower will (i) protect, defend and maintain the validity and enforceability of the Intellectual Property and promptly advise Bank in writing of material infringements and (ii) not allow any Intellectual Property material to Borrower's business to be abandoned, forfeited or dedicated to the public without Bank's written consent.

6.11     FURTHER ASSURANCES.

         Borrower will execute any further instruments and take further action as Bank requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Exim Agreement.

7.       NEGATIVE COVENANTS

         Borrower will not do any of the following, without Bank's prior written consent:

7.1      DISPOSITIONS.

         Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.

7.2      CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS.

         Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or have a material change in its ownership of greater than 25% (other than by the sale of Borrower's equity securities in a public offering or to venture capital investors so long as Borrower identifies and advises Bank of the venture capital investors prior to the closing of the investment). Borrower will not, without at least 30 days prior written notice, relocate its chief executive office or add any new offices or business locations.

7.3      MERGERS OR ACQUISITIONS.

         Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) such transaction would not result in a decrease of more than twenty five percent (25%) of Tangible Net Worth. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4      INDEBTEDNESS.

         Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5      ENCUMBRANCE.

         Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here.

7.6      DISTRIBUTIONS; INVESTMENTS.

         Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except as contemplated by the preliminary proxy filed by Borrowers on January 28, 2004.

7.7      TRANSACTIONS WITH AFFILIATES.

         Directly or indirectly enter or permit any material transaction with any Affiliate, except transactions that are in the ordinary course of Borrower's business, on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

7.8      SUBORDINATED DEBT.

         Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

7.9      COMPLIANCE.

         Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

7.10     BORROWER AGREEMENT.

         Violate or fail to comply with any provision of the Borrower Agreement.

7.11     EXIM AGREEMENT.

         Take an action, or permit any action to be taken, that causes, or could be expected to cause, the Exim Guarantee to not be in full force and effect.

8.       EVENTS OF DEFAULT

         Any one of the following is an Event of Default:

8.1      PAYMENT DEFAULT.

         If Borrower fails to pay any of the Obligations within three days of when due. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2      COVENANT DEFAULT.

         If Borrower violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Exim Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts within 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than 30 days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Advances will be made during the cure period);

8.3      MATERIAL ADVERSE CHANGE.

         If there occurs a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Borrower, (b) Borrower's ability to pay or perform the Obligations in accordance with the terms thereof, (c) the Collateral or Bank's Liens on the Collateral or the priority of such Lien or (d) Lender's rights and remedies under the Loan Documents.

8.4      ATTACHMENT.

         If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Advances will be made during the cure period);

8.5      INSOLVENCY.

         If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Advances will be made before any Insolvency Proceeding is dismissed);

8.6      OTHER AGREEMENTS.

         If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

8.7      JUDGMENTS.

         If a money judgment(s) in the aggregate of at least $50,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Advances will be made before the judgment is stayed or satisfied); or

8.8      MISREPRESENTATIONS.

         If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Exim Agreement or in any writing delivered to Bank or to induce Bank to enter this Exim Agreement or any Loan Document.

9.       BANK'S RIGHTS AND REMEDIES

9.1      RIGHTS AND REMEDIES.

         When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

         (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

         (b) Stop advancing money or extending credit for Borrower's benefit under this Exim Agreement or under any other agreement between Borrower and Bank;

         (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

         (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

         (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

         (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral; and

         (g) Dispose of the Collateral according to the Code.

9.2      POWER OF ATTORNEY.

         Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies with respect to any Collateral; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest under any Loan Document regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Advances terminates.

9.3      ACCOUNTS COLLECTION.

         When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4      BANK EXPENSES.

         If Borrower fails to pay any amount or furnish any required proof of payment to third persons Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent in its reasonable discretion. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.5      BANK'S LIABILITY FOR COLLATERAL.

         If Bank complies with reasonable banking practices it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6      REMEDIES CUMULATIVE.

         Bank's rights and remedies under this Exim Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7      DEMAND WAIVER.

         Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

9.8      EXIM NOTIFICATION.

         Bank has the right to immediately notify Exim Bank in writing if it has knowledge of any of the following events: (1) any failure to pay any amount due under this Exim Agreement; (2) the outstanding Credit Extensions exceed the Maximum Amount Available to be Advanced; (3) any failure to pay when due any amount payable to Bank under any Loan owing by Borrower to Bank; (4) the filing of an action for debtor's relief by, against or on behalf of Borrower; (5) any threatened or pending material litigation against Borrower, or any dispute involving Borrower.

         If Bank sends a notice to Exim Bank, Bank has the right to send Exim Bank a written report on the status of events covered by the notice every 30 days after the date of the original notification, until Bank files a claim with Exim Bank or the defaults have been cured (but no Credit Extensions may be required during the cure period unless Exim Bank gives its written approval). If directed by Exim Bank, Bank will have the right to exercise any rights it may have against the Borrower to demand the immediate repayment of all amount outstandings under the Exim Loan Documents.

9.9      EXIM DIRECTION.


         Upon the occurrence of an Event of Default, Exim Bank shall have the right to (i) direct Bank to exercise the remedies specified in Section 9.1 and
(ii) request that Bank accelerate the maturity of any other loans to Borrower.

10.      NOTICES

         All notices or demands by any party about this Exim Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses first written above and with respect to Borrower, with a copy to Borrower's legal department. A Party may change its notice address by giving the other Party written notice.

11.      CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER

         Georgia law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in the State of Georgia provided, however, that if for any reason the Bank can not avail itself of the courts of the State of Georgia, the Borrower and Bank each submit to the jurisdiction of the State and Federal Courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.      GENERAL PROVISIONS

12.1     SUCCESSORS AND ASSIGNS.

         This Exim Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Exim Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Exim Agreement.

12.2     INDEMNIFICATION.

         Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

12.3     TIME OF ESSENCE.

         Time is of the essence for the performance of all obligations in this Exim Agreement.

12.4     SEVERABILITY OF PROVISION.

         Each provision of this Exim Agreement is severable from every other provision in determining the enforceability of any provision.

12.5     AMENDMENTS IN WRITING, INTEGRATION.

         All amendments to this Exim Agreement must be in writing. This Exim Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Exim Agreement merge into this Exim Agreement and the Loan Documents.

12.6     COUNTERPARTS.

         This Exim Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7     EFFECTIVE DATE.

         Notwithstanding anything set forth in this Exim Agreement or any Loan Document to the contrary, this Exim Agreement and all of the Loan Documents shall not be effective until the date on which the Bank executes this Exim Agreement as indicated on the signature page to this Exim Agreement.

12.8     SURVIVAL.

         All covenants, representations and warranties made in this Exim Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.9     ATTORNEYS' FEES, COSTS AND EXPENSES.

         In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

12.10    CONFIDENTIALITY.

         In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but in no event less than reasonable care, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (iii) as required by law, regulation, subpoena, or other order,

(iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate in its reasonable discretion in exercising remedies under this Exim Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.11    EFFECTIVE DATE.

         Notwithstanding anything set forth in this Exim Agreement or any Loan Document to the contrary, this Agreement and all of the Loan Documents shall not be effective until the date on which the Bank executes this Exim Agreement as indicated on the signature page to this Agreement.

13.      DEFINITIONS

13.1     DEFINITIONS.

         "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

         "ADVANCE" or "ADVANCES" is a loan advance (or advances) under the Exim Committed Line.

         "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

         "BANK EXPENSES" are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

         "BORROWER AGREEMENT" is the Export-Import Bank of the United States Working Capital Guarantee Program Borrower Agreement between Borrower and Bank.

         "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

         "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

         "CLOSING DATE" is the date of this Exim Agreement.

         "CODE" is the Georgia Uniform Commercial Code.

         "COLLATERAL" is all payments and proceeds at any time payable under the ETB Contract and the property described on EXHIBIT A.

         "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

         "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder.

         "ETB CONTRACT" means Borrower's export contract dated May 21 2003 (as amended with Empresa de Telecommunicaciones de Bogata (the "ETB").

         "EXIM BANK" is the Export-Import Bank of the United States.

         "EXIM BANK EXPENSES" are all audit fees and expenses; reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Exim Loan Documents (including appeals or Insolvency Proceedings) and the fees that the Bank pays to the Exim Bank in consideration of the issuance of the Exim Guarantee.

         "EXIM COMMITTED LINE" is Two Million Dollars ($2,000,000).

         "EXIM GUARANTEE" is that certain Master Guarantee Agreement or other agreement, as amended from time to time, the terms of which are incorporated into this Exim Agreement.

         "EXIM LOAN DOCUMENTS" is the Exim Agreement, any note or notes executed by Borrower or any other agreement entered into in connection with this Exim Loan Agreement, pursuant to which Exim Bank guarantees Borrower's obligations under this Exim Agreement.

         "EXIM MATURITY DATE" is May __, 2005.

         "GAAP" generally accepted accounting principles issued by the American Institute of Certified Public Accountants as in effect from time to time.

         "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

         "INSOLVENCY PROCEEDING" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

         "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

         "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

         "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "LOAN DOCUMENTS" are, collectively, this Exim Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Exim Agreement, all as amended, extended or restated.

         "MATERIAL ADVERSE CHANGE" is defined in Section 8.3.

         "MAXIMUM AMOUNT AVAILABLE TO BE ADVANCED" means the following amounts as of the last day of each applicable month:


         Closing Date                       $ 1,189,000;
         February 2004                      $   543,000;
         March 2004                         $   622,000;
         June 2004                          $   209,000;
         September 2004                     $   123,000; and
         December 2004                      $    20,000.

         "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit and Exchange Contracts and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

         "PERMITTED INDEBTEDNESS" is:

         (a) Borrower's indebtedness to Bank under this Exim Agreement or any other Loan Document;

         (b) Indebtedness existing on the Closing Date and shown on the Schedule;

         (c) Subordinated Debt;

         (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

         (e) Indebtedness secured by Permitted Liens.

         "PERMITTED INVESTMENTS" are:

         (a) Investments shown on the Schedule and existing on the Closing Date; and

         (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue.

         "PERMITTED LIENS" are:

         (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Exim Agreement or other Loan Documents;

         (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, IF they have no priority over any of Bank's security interests;

         (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or
(ii) existing on equipment when acquired, IF the Lien is confined to the property and improvements and the proceeds of the equipment;

         (d) Licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a licensor or under any license or sublicense, if the licenses and sublicenses do not prohibit the grant of a lien or security interest on them;

         (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), BUT any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

         "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

         "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

         "RESPONSIBLE OFFICER" is each person named on a borrowing resolution now or hereafter delivered by Borrower to Bank.

         "SCHEDULE" is any attached schedule of exceptions.

         "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank (and identified as subordinated by Borrower and Bank).

         "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

         "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrower and its Subsidiaries, plus Subordinated Debt, MINUS, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, AND (ii) Total Liabilities.


                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

BORROWER:

Daleen Technologies, Inc.


BY: /s/ DAWN R. LANDRY
---------------------------------
Name: Dawn R. Landry
Title: VP & General Counsel

Daleen IAC, LLP


BY: /s/ GORDON QUICK
---------------------------------
Name: Gordon Quick
Title: Manager

DSI, Inc.


BY: /s/ DAWN R. LANDRY
---------------------------------
Name: Dawn R. Landry
Title: VP & General Counsel

Daleen Solutions, Inc.


BY: /s/ DAWN R. LANDRY
---------------------------------
Name: Dawn R. Landry
Title: VP & General Counsel

BANK:

SILICON VALLEY BANK


BY: /s/ JEFFREY P. WHITE
---------------------------------
Name: Jeffrey P. White
Title: Sr. Vice President


Effective Date:   February 24, 2004

                                    EXHIBIT A


         The Collateral consists of all of Borrower's right, title and interest in and to the following:

         All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

         All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

         All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

         All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

         All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

         All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

         All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                    EXHIBIT B

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

              DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.


TO:  CENTRAL CLIENT SERVICE DIVISION           DATE:
                                                     ------------------------

FAX#:  (408) 496-2426                          TIME:
                                                     ------------------------


-------------------------------------------------------------------------------
FROM:
-------------------------------------------------------------------------------
                             CLIENT NAME (BORROWER)

REQUESTED BY:
               ----------------------------------------------------------------
                            AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:
                       --------------------------------------------------------

PHONE NUMBER:
              -----------------------------------------------------------------

FROM ACCOUNT #                              TO ACCOUNT #
               --------------------------                  --------------------


REQUESTED TRANSACTION TYPE                  REQUESTED DOLLAR AMOUNT

PRINCIPAL INCREASE (ADVANCE)               $
                                            -----------------------------------

PRINCIPAL PAYMENT (ONLY)                   $
                                            -----------------------------------

INTEREST PAYMENT (ONLY)                    $
                                            -----------------------------------

PRINCIPAL AND INTEREST (PAYMENT)           $
                                            -----------------------------------

OTHER INSTRUCTIONS:
                    -----------------------------------------------------------

-------------------------------------------------------------------------------

All Borrower's representations and warranties in the Export-Import Bank Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone request for and Advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                  BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

----------------------------------------           ----------------------------
Authorized Requester                                           Phone #

----------------------------------------           ----------------------------
Received By (Bank)                                              Phone #

                       ----------------------------------
                           Authorized Signature (Bank)

                                    EXHIBIT C
                            AVAILABILITY CERTIFICATE


Borrower:        Daleen Technologies, Inc. and its Subsidiaries             Bank:            Silicon Valley Bank
                                                                                             3003 Tasman Drive
                                                                                             Santa Clara, CA 95054
Commitment Amount:         $2,000,000


------------------- --------------------------------- -------------------------------- ---------------------------------
Month               Maximum Amount Available to be    Amount Advanced Month to Date    Cumulative Amount Outstanding
                    Advanced                                                           (Not to Exceed $2,000,000)
------------------- --------------------------------- -------------------------------- ---------------------------------
Closing Date        $1,189,000
------------------- --------------------------------- -------------------------------- ---------------------------------
February 2004       $543,000
------------------- --------------------------------- -------------------------------- ---------------------------------
March 2004          $622,000
------------------- --------------------------------- -------------------------------- ---------------------------------
June 2004           $209,000
------------------- --------------------------------- -------------------------------- ---------------------------------
September 2004      $123,000
------------------- --------------------------------- -------------------------------- ---------------------------------
December 2004       $20,000
------------------- --------------------------------- -------------------------------- ---------------------------------


THE UNDERSIGNED REPRESENTS AND WARRANTS THAT THIS IS TRUE, COMPLETE AND CORRECT, AND THAT THE INFORMATION IN THIS AVAILABILITY CERTIFICATE COMPLIES WITH THE REPRESENTATIONS AND WARRANTIES IN THE LOAN AND SECURITY AGREEMENT BETWEEN THE UNDERSIGNED AND SILICON VALLEY BANK.

COMMENTS:

Daleen Technologies, Inc.                               BANK USE ONLY

                                                        Rec'd By:
                                                                  -------------
By:                                                               Auth. Signer
    -------------------------
         Authorized Signer                             Date:
                                                                  -------------
                                                       Verified:
                                                                  -------------
                                                                  Auth. Signer
                                                       Date:
                                                                  -------------

                                                       ------------------------

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE


TO:               SILICON VALLEY BANK
                  3003 Tasman Drive
                  Santa Clara, CA 95054

FROM:             DALEEN TECHNOLOGIES, INC.


         The undersigned authorized officer of Daleen Technologies, Inc. ("Borrower") certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct on this date. Attached are the required documents supporting the certification. In addition, the undersigned authorized officer of Borrower certifies that Borrower and each Subsidiary (i) has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP and (ii) does not have any legal actions pending or threatened against Borrower or any Subsidiary which Borrower has not previously notified in writing to Bank. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                                            REQUIRED                            COMPLIES
------------------                                            --------                            --------
Monthly financial statements + CC + Deferred Rev.             Monthly within 30 days              Yes     No
Annual (Audited)                                              FYE within 120 days                 Yes     No
A/R & A/P Agings                                              Monthly within 30 days              Yes     No
A/R Audit                                                     Initial and every 4 months          Yes     No
Availability Certificate                                      Monthly within 30 days              Yes     No
ETB Contract Updates                                          Monthly within 30 days              Yes     No
Preliminary Draft Operating Budgets and Projections           Before FYE                          Yes     No
Board Approved Operating Budgets and Projections              w/i60 days after FYE                Yes     No



FINANCIAL COVENANT                                            REQUIRED           ACTUAL            COMPLIES
------------------                                            --------           ------            --------
Maintain on a Monthly Basis:
  Minimum Tangible Net Worth                                  $4,000,000         $________        Yes      No

  Minimum ETB Cash Receipts on a cumulative basis by:

February 29, 2004                                             $396,500           $_________       Yes      No
March 31, 2004                                                $641,500           $_________       Yes      No
May 31, 2004                                                  $663,500           $_________       Yes      No
June 30, 2004                                                 $1,738,500         $_________       Yes      No
August 31, 2004                                               $1,916,500         $_________       Yes      No
September 30, 2004                                            $2,442,500         $_________       Yes      No
October 31, 2004                                              $2,455,500         $_________       Yes      No
November 30, 2004                                             $3,145,500         $_________       Yes      No
December 31, 2004                                             $3,545,500         $_________       Yes      No
January 31, 2005                                              $4,961,500         $_________       Yes      No
February 28, 2005                                             $5,231,500         $_________       Yes      No
April 30, 2005                                                $5,843,500         $_________       Yes      No

Have there been updates to Borrower's intellectual property, if appropriate?                     Yes / No

                    BANK USE ONLY
--------------------------------------------------------------------------------
Received by:
             ---------------------------------------
                  AUTHORIZED SIGNER

Date:
      ----------------------------------------------

Verified:
          ------------------------------------------
                  AUTHORIZED SIGNER

Date:
      ----------------------------------------------
Compliance Status:                        Yes     No
--------------------------------------------------------------------------------

COMMENTS REGARDING EXCEPTIONS:  See Attached.


Sincerely,


-----------------------------------------------
SIGNATURE

-----------------------------------------------
TITLE

-----------------------------------------------
DATE

                     SCHEDULE TO LOAN AND SECURITY AGREEMENT


The exact correct corporate name of Borrower is (attach a copy of the formation documents, e.g., articles, partnership agreement):

         Daleen Technologies, Inc.

         Daleen Solutions, Inc.

         DSI, Inc.

         Daleen IAC, LLC

Borrower's State of formation:

         Delaware (all)

Borrower has operated under only the following other names (if none, so state):

         None in the last five years

All other addresses at which the Borrower does business in the U.S. are as follows (attach additional sheets if necessary and include all warehouse addresses):

         Daleen Technologies, Inc.:

                  902 Clint Moore Road, Suite 230, Boca Raton, FL 33487

         Daleen Solutions, Inc.:

                  400 Chesterfield Road, Suite 200, Chesterfield, MO 63017

                  14500 South Outer 40, Chesterfield, MO 63017


Borrower has deposit accounts and/or investment accounts located ONLY at the following U.S. institutions:

List Acct. Numbers:

         Daleen Technologies, Inc. - 3300291045 and 330291098 and 886-00504
         (mutual fund account)

         Daleen Solutions, Inc. - 3300378587

Liens existing on the Closing Date and disclosed to and accepted by Bank in writing:

         Daleen Solutions, Inc.:

                  Security interests in equipment leases

Investments existing on the Closing Date and disclosed to and accepted by Bank in writing:

         Daleen Technologies, Inc.:

                  Promissory Note executed by Focus Financial Corp. and warrants related to purchase of PartnerCommunity - The Company holds a promissory note for $200,000 due at the end of 2005 which bears interest at a rate of 8% per year annually; and five year warrants to purchase 1,200,000 shares of PartnerCommunity preferred stock at $.10 per share. The note receivable is fully reserved at $200,000 since the collectibility is questionable. The warrants are on the Company's balance sheet recorded at $165,700.

                  InfoDesk, Inc., 16,204 shares of Common Stock

                  Cathy Carver Promissory Note - The Company holds a $33,000 note receivable from a former employee that is due in September 2004.

         Daleen Solutions, Inc. (all of these investments are being sold)

                  MetLife, 124 shares of Common Stock

                  ICG Communications, Inc., 314 shares of Common Stock and warrants to purchase an additional 52 shares

                  Prudential, 794 shares of Common Stock

SUBORDINATED DEBT:

Indebtedness on the Closing Date and disclosed to and consented to by Bank in writing:

         Daleen Technologies, Inc.:

                  Surety bonds associated with ETB project

                  Letter of Credit (with SVB) related to Boca lease in the amount of $52,000 dated January 2004. The amount of the letter of credit will be reduced each year over the 5 year period lease.

                  Letter of Credit (with SVB) related to financing of 2003-2004 insurance premiums in the amount of $530,000. This letter of credit expires in November 2004 and will be reduced by $53,055 each month beginning in February 2004.

                  Letter of Credit (with SVB) related to Corporate AMEX account in the amount of $30,000. AMEX requires this letter of credit as long as the Company has a corporate credit card program. This will be outstanding for as long as the corporate program is in place.

                  Severance obligations for management - The Company has employment agreements with its management. Generally, the agreement for Mr. Quick provides for 24 months of severance; the agreements for the senior business team (7 persons) provides for 12 months of severance; and the agreements for key and impact employees and director level managers provide for four and three months respectively.

         U.S. Leases:

                  Daleen Technologies, Inc.:

                           902 Clint Moore Road, Suite 230, Boca Raton, FL 33487 (Five year lease commitment commencing March 2004)

                           980 Hammond Drive, Atlanta, Georgia
                           (subleased, not used)

                  Daleen Solutions, Inc.:

                           400 Chesterfield Road, Suite 200, Chesterfield, MO 63017 (commitment through June 2004)

                           14500 South Outer 40, Chesterfield, MO 63017
                           (commitment through November 2004)

         Capital and operating lease arrangements with various lenders for equipment and furniture.

The following is a list of the Borrower's copyrights (including copyrights of software) which are registered with the United States Copyright Office. (Please include name of the copyright and registration number and attach a copy of the registration):

         None

The following is a list of all software which the Borrower sells, distributes or licenses to others, which is NOT registered with the United States Copyright Office. (Please include versions which are not registered:

         Daleen Technologies, Inc.:

                  BillPlex

                  RevChain

         Daleen Solutions, Inc.

                  NetworkStrategies

                  Simpliciti

                  Asuriti

The following is a list of all of the Borrower's patents which are registered with the United States Patent Office. (Please include name of the patent and registration number and attach a copy of the registration.):

Daleen Technologies, Inc.:

   ------------------------------------------------------------------------------------------------------------
                      APPLICATION
       FILE NO.       SERIAL NO.                         TITLE OF INVENTION                       PATENT NO.

   530-A99-017     09/032,529       CUSTOMIZABLE ELECTRONIC INVOICE WITH OPTIONAL SECURITY           6,282,552
   530-A99-018     09/149,495       DYNAMICALLY CONFIGURABLE AND EXTENSIBLE RATING ENGINE            6,182,054
   530-A99-024     09/290,804       BILLING SYSTEM FOR DISTRIBUTING THIRD PARTY MESSAGES TO FORM     6,493,722
                                    A COMMUNITY OF SUBSCRIBERS TO NEGOTIATE A GROUP PURCHASE
                                    FROM THE THIRD PARTY
   530-A99-028     09/477,458       DATA ELEMENT CHARACTERISTICS                                     6,526,409
   ------------------------------------------------------------------------------------------------------------




The following is a list of all of the Borrower's patents which are pending with the United States Patent Office. (Please include name of the patent and a copy of the application.):


         Daleen Technologies, Inc.:

   ------------------------------------------------------------------------------------------------------------
   530-A00-001     09/567,935       CONFIGURATION, MANAGEMENT AND CONTROL FOR BUSINESS MODEL DATA AS APPLIED
                                    TO A BILLING SYSTEM

   530-A00-005     10/117,377       METHOD AND SYSTEM FOR RULE BASED VALIDATION PRIOR TO COMMITTING DATA TO A
                                    DATABASE SYSTEM
   ------------------------------------------------------------------------------------------------------------


The following is a list of all of the Borrower's registered trademarks. (Please include name of the trademark and a copy of the registration.):


         Daleen Tecnologies, Inc.:

   ----------------- ------------------- --------------------------------------------- -------------------
   Serial Number     Reg. Number         Word Mark                                     Country
   ----------------- ------------------- --------------------------------------------- -------------------
   ----------------- ------------------- --------------------------------------------- -------------------
   76286985          2571368             DALEEN                                        USA
   ----------------- ------------------- --------------------------------------------- -------------------
   ----------------- ------------------- --------------------------------------------- -------------------
   76283488          2536545             DALEEN                                        USA
   ----------------- ------------------- --------------------------------------------- -------------------
   ----------------- ------------------- --------------------------------------------- -------------------
   76283491          2614921             D                                             USA
   ----------------- ------------------- --------------------------------------------- -------------------
   ----------------- ------------------- --------------------------------------------- -------------------
   76283490          2607338             DALEEN                                        USA
   ----------------- ------------------- --------------------------------------------- -------------------
   ----------------- ------------------- --------------------------------------------- -------------------
   76283489          2607337             DALEEN                                        USA
   ----------------- ------------------- --------------------------------------------- -------------------
   ----------------- ------------------- --------------------------------------------- -------------------
   76180308          2707643             REVCHAIN                                      USA
   ----------------- ------------------- --------------------------------------------- -------------------
   ----------------- ------------------- --------------------------------------------- -------------------
   76219462                              REVENUE CHAIN MANAGEMENT                      USA
   ----------------- ------------------- --------------------------------------------- -------------------
   ----------------- ------------------- --------------------------------------------- -------------------
   76218795                              REVENUE CHAIN MANAGEMENT                      USA
   ----------------- ------------------- --------------------------------------------- -------------------
   ----------------- ------------------- --------------------------------------------- -------------------
   76200640          2707672             POWERING YOUR REVENUE CHAIN                   USA
   ----------------- ------------------- --------------------------------------------- -------------------
   ----------------- ------------------- --------------------------------------------- -------------------
   76200638                              IIA                                           USA
   ----------------- ------------------- --------------------------------------------- -------------------
   ----------------- ------------------- --------------------------------------------- -------------------
   76200637                              POWERING YOUR REVENUE CHAIN                   USA
   ----------------- ------------------- --------------------------------------------- -------------------
   ----------------- ------------------- --------------------------------------------- -------------------
   76180311          2660442             REVCHAIN                                      USA
   ----------------- ------------------- --------------------------------------------- -------------------
   ----------------- ------------------- --------------------------------------------- -------------------
   76408915          2685050             DALEEN TECHNOLOGIES, INC                      USA
   ----------------- ------------------- --------------------------------------------- -------------------
   ----------------- ------------------- --------------------------------------------- -------------------
   75554059          2287878             BILLPLEX                                      USA
   ----------------- ------------------- --------------------------------------------- -------------------
   ----------------- ------------------- --------------------------------------------- -------------------
   75408918          2667479             DALEEN TECHNOLOGIES, INC.                     USA
   ----------------- ------------------- --------------------------------------------- -------------------
   ----------------- ------------------- --------------------------------------------- -------------------
   75408917          2240499             BILLPLEX LOGO                                 USA
   ----------------- ------------------- --------------------------------------------- -------------------
   ----------------- ------------------- --------------------------------------------- -------------------
   75408916          2373397             DALEEN LOGO                                   USA
   ----------------- ------------------- --------------------------------------------- -------------------
   ----------------- ------------------- --------------------------------------------- -------------------
   75378116                              SMART INVOICE                                 USA
   ----------------- ------------------- --------------------------------------------- -------------------
   ----------------- ------------------- --------------------------------------------- -------------------
   75378112                              INTELLIGENT BILL                              USA
   ----------------- ------------------- --------------------------------------------- -------------------
   ----------------- ------------------- --------------------------------------------- -------------------
   75152485          2248476             PRESENCE                                      USA
   ----------------- ------------------- --------------------------------------------- -------------------
   ----------------- ------------------- --------------------------------------------- -------------------
   75152483                              BILLPLEX                                      USA
   ----------------- ------------------- --------------------------------------------- -------------------
   ----------------- ------------------- --------------------------------------------- -------------------
   75152482          2191766             WORLDWIDE CASINO                              USA
   ----------------- ------------------- --------------------------------------------- -------------------
   ----------------- ------------------- --------------------------------------------- -------------------
   75319632          2215969             REVENUE CHAIN MANAGEMENT                      USA
   ----------------- ------------------- --------------------------------------------- -------------------




Daleen Solutions, Inc.:


   ----------------------------------------------- --------------------- --------------------------------
   Mark                                            Serial #              Registration # (if available)
   ----------------------------------------------- --------------------- --------------------------------
   ----------------------------------------------- --------------------- --------------------------------
   Abiliti Solutions                               76/337,430
   ----------------------------------------------- --------------------- --------------------------------
   ----------------------------------------------- --------------------- --------------------------------
   BillingCentral                                  76/350,531            2,631,506
   ----------------------------------------------- --------------------- --------------------------------
   ----------------------------------------------- --------------------- --------------------------------
   EventProcessor                                  76/350,532            2,631,507
   ----------------------------------------------- --------------------- --------------------------------
   ----------------------------------------------- --------------------- --------------------------------
   NetworkStrategies                                                     1,715,320
   ----------------------------------------------- --------------------- --------------------------------
   ----------------------------------------------- --------------------- --------------------------------
   A Better Way to Bill                            76/350,530
   ----------------------------------------------- --------------------- --------------------------------
   ----------------------------------------------- --------------------- --------------------------------
   Simpliciti.net                                  76/422,621
   ----------------------------------------------- --------------------- --------------------------------
   ----------------------------------------------- --------------------- --------------------------------
   Simply Better Event Management                  76/436,170
   ----------------------------------------------- --------------------- --------------------------------




Borrower is not subject to litigation which would have a material adverse effect on the Borrower's financial condition, except the following (attach additional comments, if needed):

    ANGELO FAZARI V. DALEEN TECHNOLOGIES, INC., ET AL. On December 5, 2001, a class action complaint was filed in the United States District Court for the Southern District of New York. On April 22, 2002 an amended complaint was filed by two plaintiffs purportedly on behalf of persons purchasing the Company's common stock between September 20, 1999 and December 6, 2000. The complaint is styled as ANGELO FAZARI, ON BEHALF OF HIMSELF AND ALL OTHERS SIMILARLY SITUATED, VS. DALEEN TECHNOLOGIES, INC., BANCBOSTON ROBERTSON STEPHENS INC., HAMBRECHT & QUIST LLC, SALOMON SMITH BARNEY INC., JAMES DALEEN, DAVID B. COREY AND RICHARD
A. SCHELL. The individual defendants, Messrs. Corey, Schell and Daleen, have entered into tolling agreements with the plaintiffs resulting in their dismissal from the case without prejudice. The remaining defendants include us and certain of the underwriters from the Company's initial public offering ("IPO"). More than 300 similar class action lawsuits filed in the Southern District of New York against numerous companies and their underwriters have been consolidated for pretrial purposes before one judge under the caption "In re Initial Public Offering Securities Litigation. The complaint includes allegations of violations of (i) Section 11 of the Securities Act of 1933 by all named defendants, (ii)
Section 15 of the Securities Act of 1933 by the individual defendants and (iii)
Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder by the underwriter defendants. Specifically, the plaintiffs allege in the complaint that, in connection with the IPO, the defendants failed to disclose "excessive commissions" purportedly solicited by and paid to the underwriter defendants in exchange for allocating shares of the Company's common stock in the IPO to the underwriter defendants' preferred customers. Plaintiffs further allege that the underwriter defendants had agreements with preferred customers tying the allocation of shares sold in the IPO to the preferred customers' agreements to make additional aftermarket purchases at pre-determined prices. Plaintiffs further allege that the underwriters used their analysts to issue favorable reports about the Company to further inflate the Company's share price following the IPO. Plaintiffs claim that the defendants knew or should have known of the underwriters' actions and that the failure to disclose these alleged arrangements rendered the prospectus included in the Company's registration statement on Form S-1 filed with the SEC in September 1999 materially false and misleading. Plaintiffs seek unspecified damages and other relief. In June 2003, the Company approved the terms of a proposed settlement involving the plaintiffs, the insurance companies and numerous issuers, including the Company and the individual defendants, that includes a waiver by the insurance companies of any retention amounts under the policies. Court approval of the settlement is required. Under the terms of the proposed settlement, there would be no liability to be recorded by the Company other than legal fees incurred in the initial defense of the action, which are immaterial. There is no assurance that a settlement with the plaintiffs will be finalized. In the event that the settlement is not finalized and approved by the court, the Company intends to defend vigorously against the plaintiffs' claims. The Company believes that it is entitled to indemnification by the underwriters under the terms of the underwriting agreements. The Company has notified the underwriters of the action, but the underwriters have not yet agreed to indemnify the Company. The lead underwriter, BancBoston Robertson Stephens Inc., has ceased doing business and there is no assurance it will have the financial resources to provide indemnification. Currently the amount of a loss, if any, cannot be determined.

         KIENTZY V. ABILITI SOLUTIONS, INC., DALEEN TECNOLOGIES, INC., AND DALEEN SOLUTIONS, INC. On August 1, 2003, a First Amended Petition, styled as JAMES E. KIENTZY AND DAVID K. WILSON VS. ABILITI SOLUTIONS, INC., A CORPORATION, AND DALEEN TECHNOLOGIES, INC., A CORPORATION, AND DALEEN SOLUTIONS, INC., A CORPORATION AND WHOLLY-OWNED SUBSIDIARY OF DALEEN, was filed in the Circuit Court of the County of St. Louis, State of Missouri. The First Amended Petition added Daleen Technologies and Daleen Solutions as defendants in the named action. The First Amended Petition contains certain allegations against Abiliti related to the non-payment of certain promissory notes in the aggregate principal amount of $1.2 million. The promissory notes that are the subject of the First Amended Petition are liabilities that were retained by Abiliti pursuant to the terms of the Abiliti Acquisition. The plaintiffs allege that the purchase of substantially all of the assets and certain liabilities of Abiliti constituted a de facto merger and, as a result, Daleen Technologies and its indirect wholly owned subsidiary, Daleen Solutions, are responsible for payment of the promissory notes and indemnification of the plaintiffs in connection with Abiliti's counterclaim against the plaintiffs. The First Amended Petition also seeks to set aside the transfer of Abiliti assets as a fraudulent transfer. In December, 2003, the court granted summary judgment to the plaintiffs on the promissory notes awarding a judgment in the amount of $1,796,938.14. However, the plaintiffs are not permitted to execute on the judgment until such time as the senior debt (Behrman notes and Series B stock) is paid in full. The issue of successor liability has not yet been determined. It is unclear at this time whether the plaintiffs will continue to pursue this claim since the stay of execution of judgment would also apply to Daleen. Daleen Solutions and Daleen Technologies believe that they are entitled to indemnification by Abiliti pursuant to the terms of the Purchase Agreement relating to the Abiliti Acquisition. The Company has provided notice to Albacore Holdings, Inc. ("Albacore"), formerly known as Abiliti, of the action and Albacore has assumed the defense of the First Amended Petition on the Company's behalf. However, there can be no assurance that Albacore will have the financial resources to defend and/or settle the claims, pay any judgment ultimately obtained by plaintiffs, or continue to provide indemnification in connection with this matter. Due to the early stage of the proceeding, a loss, if any, cannot be determined.

         DALEEN SOLUTIONS, INC., DALEEN TECHNOLOGIES, INC. AND ALBACORE HOLDINGS, INC. V. HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL, INC. AND HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC. Daleen, Daleen Solutions and Albacore filed a declaratory judgment action against Houlihan Lokey Howard & Zukin Capital, Inc. and Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan") seeking a declaration that they are not liable to Houlihan for fees under an engagement letter between Abiliti Solutions, Inc. and Houlihan (a liability Daleen assumed in the acquisition of Abiliti). Houlihan has filed a counterclaim in excess of $800,000. The parties have reached a settlement in principal pursuant to which the action and counterclaim would be dismissed, full releases would be exchanged and Daleen would pay Houlihan approximately $55,000. The parties are in the process of documenting the settlement.

         DALEEN SOLUTIONS, INC. V. DATA INTEGRATION SYSTEMS, INC. Daleen filed a collection action against Data Integration Systems, Inc. ("DIS") in December, 2003 for seeking contractual damages of $694,600. DIS recently filed a counterclaim for damages in the amount of $1,500,000. The nature of the alleged damages is unclear. Due to the early stage of the proceeding, a loss, if any, cannot be determined with respect to this litigation.

         TAMARA COOPER V. ALBACORE HOLDINGS, INC. B/D/A ABILITI SOLUTIONS, INC., DALEEN SOLUTIONS, INC. AND GORDON QUICK. On January 13, 2004, Tamara Cooper filed an action against Albacore and Daleen Solutions, Inc. alleging Missouri Human Rights Act violations and battery. Daleen Solutions and Daleen Technologies believe that they are entitled to indemnification by Abiliti pursuant to the terms of the Purchase Agreement relating to the Abiliti Acquisition. The Company has provided notice to Albacore Holdings, Inc., formerly known as Abiliti, of the action and Albacore has assumed the defense of the First Amended Petition on the Company's behalf. However, there can be no assurance that Albacore will have the financial resources to defend and/or settle the claims, pay any judgment ultimately obtained by plaintiffs, or continue to provide indemnification in connection with this matter. Due to the early stage of the proceeding, a loss, if any, cannot be determined with respect to this litigation.


Tax ID Number

         Daleen Technologies, Inc. - 65-0944514

         Daleen Solutions, Inc. - 06-1660022

         DSI, Inc. - 06-1660012

         Daleen IAC, LLC - None

Organizational Number, if any:

         Daleen Technologies, Inc. - DE State ID# 3057786

         Daleen Solutions, Inc. - DE State ID# 3576193

         DSI, Inc. - DE State ID# 3576328

         Daleen IAC, LLC - DE State ID# 3141816